EXHIBIT 10.3

SECOND AMENDMENT

TO EMPLOYMENT AGREEMENT BETWEEN NATIONAL OILWELL VARCO L.P.,

NATIONAL OILWELL VARCO, INC. AND JEREMY D. THIGPEN

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”) between National Oilwell Varco L.P., a Delaware limited partnership (the “Company”), National Oilwell Varco, Inc., a Delaware corporation (“NOI”), and Jeremy D. Thigpen (the “Executive”) entered into as of January 1, 2004 (the “Original Agreement”), and subsequently amended on December 22, 2008 (the “First Amendment”) is executed by the Company, NOI and the Executive on this 31st day of December, 2009, to be effective as of such date. (The Original Agreement, as amended by the First Amendment, is referred to herein as the “Agreement.”)

W I T N E S S E T H:

WHEREAS, the Company, NOI and the Executive desire to amend the Agreement to comply with new Internal Revenue Service guidance contained in Revenue Ruling 2008-13, 2008-10 I.R.B. 518 (Mar. 10, 2008) (“Revenue Ruling 2008-13”);

WHEREAS, the Agreement must be amended on or before December 31, 2009 to comply with Revenue Ruling 2008-13; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.	Subclauses (A), (B) and (C) of Section 4(a)(i) of the Agreement are hereby amended and restated in their entirety to provide as follows:

(A) the sum of (1) Executive’s Annual Base Salary in effect for the year of Termination (the “Termination Base Salary”) through the Date of Termination to the extent not theretofore paid, (2) 50% of Executive’s Termination Base Salary; and (3) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the “Accrued Obligations”), and

(B) an amount equal to 1.5 times Executive’s Termination Base Salary, and

(C) an amount equal to the maximum amount of employer matching contributions that could have been credited to the Executive under the Company’s 401(k) Savings Plan (without regard to any applicable nondiscrimination tests), any other excess or supplemental retirement plan in which the Executive participates or any other deferred compensation plan during the twelve (12) month period immediately preceding the month of the Executive’s Date of Termination, such amount to be grossed up so that the amount the Executive actually receives after payment of any federal or state taxes payable thereon equals the amount first described above.

2.	The last word of clause (vi) of Section 4(a) of the Agreement shall be deleted, the period at the end of clause (vii) of Section 4(a) of the Agreement shall be deleted and a semicolon and the word “and” shall be substituted at the end of such clause (vii) in lieu of the deleted period.

3.	A new clause (viii) shall be added to Section 4(a) of the Agreement immediately following clause (vii) to provide as follows:

(viii) No amounts shall be payable to Executive under any bonus plan maintained by the Company or NOI (or a similar or successor plan) for the year in which the Date of Termination occurs.

4.	This Second Amendment shall be binding on each party hereto only when it has been executed by all of the parties hereto, and when so executed, shall, unless otherwise provided by a specific provision of this Second Amendment, be and become effective.

5.	All references to “Agreement” contained in the Agreement shall be deemed to be a reference to the Agreement, as amended by this Second Amendment. Certain capitalized terms used herein that are not otherwise defined are defined in the Agreement and the terms defined in this Second Amendment shall be incorporated in the Agreement with the same meanings as set forth herein.

6.	The validity, interpretation, construction and enforceability of this Second Amendment shall be governed by the laws of the State of Texas, without reference to principles of conflict of laws.

7.	Except as amended by this Second Amendment, the Agreement shall remain in full force and effect.

8.	This Second Amendment may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the Company, NOI and the Executive have executed this Second Amendment to be effective as set forth herein.

NATIONAL OILWELL VARCO L.P. By Its General Partner, NOW Oilfield Services, Inc.

By:	/s/Raymond Chang
Name: Raymond Chang Title: Vice President

NATIONAL OILWELL VARCO, INC.

By:	/s/ Raymond Chang
Name: Raymond Chang Title: Vice President

EXECUTIVE

/s/ Jeremy D. Thigpen
Jeremy D. Thigpen